                                                                 EXHIBIT 1.3


===============================================================================


                         GLOBAL TELESYSTEMS GROUP, INC.
                            (a Delaware corporation)


                                  $350,000,000


            [ ]% Convertible Senior Subordinated Debentures due 2010





                               PURCHASE AGREEMENT



Dated:  [            ], 1998


===============================================================================





                                TABLE OF CONTENTS
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PURCHASE AGREEMENT.....................................................................................1

SECTION 1.     Representations and Warranties..........................................................3
               (a)  Representations and Warranties by the Company......................................3
                 (i)         Compliance with Registration Requirements.................................3
                 (ii)        Independent Accountants...................................................4
                 (iii)       Financial Statements......................................................4
                 (iv)        No Material Adverse Change in Business....................................5
                 (v)         Good Standing of the Company..............................................5
                 (vi)        Good Standing of Subsidiaries.............................................6
                 (vii)       Capitalization............................................................6
                 (viii)      Authorization of Agreement................................................7
                 (ix)        Authorization of the Indenture............................................7
                 (x)         Authorization of the Securities...........................................7
                 (xi)        Description of the Securities and the Indenture...........................8
                 (xii)       Authorization and Description of Common Stock.............................8
                 (xiii)      Absence of Defaults and Conflicts.........................................8
                 (xiv)       Absence of Labor Dispute..................................................9
                 (xv)        Absence of Proceedings...................................................10
                 (xvi)       Accuracy of Exhibits.....................................................10
                 (xvii)      Possession of Intellectual Property......................................10
                 (xviii)     Absence of Further Requirements..........................................11
                 (xix)       Possession of Licenses and Permits.......................................11
                 (xx)        Title to Property........................................................12
                 (xxi)       Compliance with Cuba Act.................................................12
                 (xxii)      Investment Company Act...................................................12
                 (xxiii)     Environmental Laws.......................................................12
                 (xxiv)      Registration Rights......................................................13
               (b)  Officer's Certificates............................................................13

SECTION 2.     Sale and Delivery to Underwriters; Closing.............................................13
               (a)  Initial Securities................................................................14
               (b)  Option Securities.................................................................14
               (c)  Payment...........................................................................14
               (d)  Denominations; Registration.......................................................15

SECTION 3.     Covenants of the Company...............................................................15
               (a)  Compliance with Securities Regulations and Commission Requests....................15
               (b)  Filing of Amendments..............................................................16
               (c)  Delivery of Registration Statements...............................................16

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               (d)  Delivery of Prospectuses..........................................................17
               (e)  Continued Compliance with Securities Laws.........................................17
               (f)  Rule 158..........................................................................18
               (g)  Use of Proceeds...................................................................18
               (h)  Listing...........................................................................18
               (i)  Restriction on Sale of Securities.................................................18
               (j)  Restriction on Sale of Debt Securities............................................19
               (k)  Reporting Requirements............................................................19

SECTION 4.     Payment of Expenses....................................................................19
               (a)  Expenses..........................................................................19
               (b)  Termination of Agreement..........................................................20

SECTION 5.     Conditions of Underwriters' Obligations................................................20
               (a)  Effectiveness of Registration Statement...........................................20
               (b)  Opinion of Counsel for Company....................................................20
               (c)  Opinion of Counsel for Underwriters...............................................21
               (d)  Officers' Certificate.............................................................21
               (e)  Accountant's Comfort Letter.......................................................21
               (f)  Bring-down Comfort Letter.........................................................22
               (g)  No Objection......................................................................22
               (h)  Approval of Listing...............................................................22
               (i)  Conditions to Purchase of Option Securities.......................................22
               (j)  Additional Documents..............................................................23
               (k)  Termination of Agreement..........................................................23

SECTION 6.     Indemnification........................................................................24
               (a)  Indemnification of Underwriters...................................................24
               (b)  Indemnification of Company, Directors and Officers................................25
               (c)  Actions Against Parties; Notification.............................................26
               (d)  Settlement Without Consent if Failure to Reimburse................................27

SECTION 7.     Contribution...........................................................................27

SECTION 8.     Representations, Warranties and Agreements to Survive Delivery.........................29

SECTION 9.     Termination of Agreement...............................................................29
               (a)  Termination; General..............................................................29
               (b)  Liabilities.......................................................................30

SECTION 10.    Default by One or More of the Underwriters.............................................30

SECTION 11.    Notices................................................................................31

                                      -ii-
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SECTION 12.    Parties................................................................................31

SECTION 13.    GOVERNING LAW AND TIME.................................................................32

SECTION 14.    Effect of Headings.....................................................................32

SCHEDULES
         Schedule A - List of Underwriters........................................................Sch A-1
         Schedule B - Pricing Information.........................................................Sch B-1

EXHIBITS
         Exhibit A-1     -   Form of Opinion of Shearman & Sterling.................................A-1-1
         Exhibit A-2     -   Form of Opinion of Grier Raclin........................................A-2-1
         Exhibit A-3     -   Form of Opinion of Coudert Brothers....................................A-3-1
         Exhibit A-4     -   Form of Opinion of Shevchenko Didkovskiy & Partners....................A-4-1
         Exhibit A-5     -   Form of Opinion of Somodeco............................................A-5-1

                         GLOBAL TELESYSTEMS GROUP, INC.

                            (a Delaware corporation)
                                  $350,000,000
            [ ]% Convertible Senior Subordinated Debentures due 2010

                               PURCHASE AGREEMENT

                                                         [               ], 1998
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

          GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. (collectively, the "Underwriters"), which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of the $350,000,000 aggregate principal amount of the Company's [ ]% Convertible Senior Subordinated Debentures due 2010 (the "Debentures"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of an additional $52,500,000 principal amount of Debentures to cover over-allotments, if any. The aforesaid $350,000,000 principal amount of Debentures (the "Initial Securities") to be purchased by the Underwriters and all or any part of the $52,500,000 principal amount of Debentures subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an Indenture dated as of [ ], 1998 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

          The Securities are convertible into shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-52733) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary Prospectus dated June 12, 1998, together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  SECTION 1.     Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the entities to which they relate as of the dates indicated and their respective results of operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and, in the case of the consolidated financial data therein, have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, and in the case of the combined financial data therein, have been compiled from financial statements prepared on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement (at the time it became effective), except as otherwise stated therein (at the time it became effective), (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                   (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and all entities in which the Company has a direct or indirect majority equity interest or voting power (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized

         (to the extent applicable) and is validly existing as a corporation, general partnership, limited partnership, limited liability company, closed joint stock company, or similar entity in good standing (to the extent applicable) under the laws of the jurisdiction of its organization, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that the Company's Capital Stock in Commstock International B.V. and in GTS Hungary has been pledged to Ericsson Finans A.B. and Creditanstalt Bank as collateral for certain borrowings; none of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on
         Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                 (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (viii) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization of the Indenture. The Indenture has been duly authorized by the Company and when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                   (x) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xi) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and complies in all material respects with the requirements of the Trust Indenture Act.

                 (xii) Authorization and Description of Common Stock The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its Ventures (as defined below) is in violation of its charter or by-laws (or equivalent constitutive documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Ventures is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Venture is subject (collectively, "Agreements and Instruments") except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated in this Agreement, the Indenture and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations under this Agreement and the Indenture and the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or

         Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws (or equivalent constitutive documents) of the Company or any Venture or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Venture or any of their assets, properties or operations. As used herein, (a) "Ventures" means all entities in which the Company has a direct or indirect greater than 25% equity interest or voting power and (b) a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Venture.

                 (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Venture exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Venture's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                  (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Venture, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Venture or the consummation of the transactions contemplated in this Agreement and the Indenture or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Venture is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 (xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                (xvii) Possession of Intellectual Property. The Company and the Ventures own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except to the extent the failure to so own, possess or be able to acquire would not result in a Material Adverse Effect, and neither the Company nor any Venture has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Venture therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the issuance of shares of Common Stock upon conversion of the Securities or the consummation of the transactions contemplated by this Agreement and the Indenture, except such as have been already obtained or as may be required under the

         1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                 (xix) Possession of Licenses and Permits. Except as otherwise disclosed in the Registration Statement, the Company and the Ventures possess such material permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Venture has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xx) Title to Property. The Company and the Ventures have good and marketable title to all real property owned by the Company and the Ventures and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Venture; and all of the leases and subleases material to the business of the Company and the Ventures, considered as one enterprise, and under which the Company or any Venture holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Venture to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (xxi) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                (xxii) Investment Company Act. Neither the Company nor any of its Subsidiaries is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Venture is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Ventures and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Ventures relating to Hazardous Materials or any Environmental Laws.

                (xxiv) Registration Rights. Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any Ventures delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company herein to each Underwriter as to the matters covered thereby.

                  SECTION 2.     Sale and Delivery to Underwriters; Closing.

                  (a) Initial Securities. The Company agrees to sell to each Underwriter, severally and not jointly, and on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

                  (b) Option Securities. In addition, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $52,500,000 aggregate principal amount of Securities at the same price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised not more than two times in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, on the basis of the representations and warranties of the Company contained herein and subject to the terms and conditions herein set forth, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities.

                  (c) Payment. Payment of the purchase price for the Initial Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on the date hereof) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

                  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

                  Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the

Underwriters shall reasonably object within three Business Days after being furnished such documents.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (h) Listing. The Company will use its best efforts to effect the listing of the Securities on the Luxembourg Stock Exchange. The Company will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (i) Restriction on Sale of Equity Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the

Securities hereunder and shares of Common Stock issuable upon conversion thereof, (B) the issuance of any shares of Common Stock by the Company upon the exercise of options or warrants or the conversion of securities outstanding on the date hereof and referred to in the Prospectus, (C) the purchase or acquisition of shares of Common Stock pursuant to contracts entered into prior to the date hereof and referred to in the Prospectus or (D) the sale of Common Stock by the Company pursuant to a U.S. purchase agreement and an international purchase agreement, both entered into as of the date hereof.

                  (j) Restriction on Sale of Debt Securities. The Company will not, without the prior written consent of Merrill Lynch, contract to sell or announce or make any offering, sale or other disposition of any debt securities of the Company having a maturity greater than one year during the period beginning from the date of this Agreement and continuing through the earlier of the termination of trading restrictions with respect to the Securities and the Closing Time.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and rules and regulations of the Commission thereunder within the time periods referred to therein.

                  SECTION 4.     Payment of Expenses.

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) any fees payable in connection with the rating of the Securities.

                  (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses reasonably incurred by the Underwriters in connection with this Agreement or the offering of the Securities contemplated hereunder, including the reasonable fees and disbursements of counsel and special counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of each of Shearman & Sterling, counsel for the Company, Grier Raclin, Senior Vice President and General Counsel of the Company, Coudert Brothers, special counsel for the Company and special regulatory counsel for Hermes Europe Railtel B.V., Shevchenko Didkovskiy & Partners, special Ukrainian counsel to Bancomsvyaz, Somodeco, counsel and regulatory counsel to GTS Monaco Access S.A.M., Loeff Claeys Verbeke, Netherlands counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1 through A-5 hereto.

                  (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of each of Cahill Gordon & Reindel, counsel for the Underwriters, and Clifford Chance, special Russian counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters as to such matters as are reasonably requested by the Underwriters.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Luxembourg Stock Exchange, subject to notice of issuance.

                  (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                        (i) Officers' Certificate. A certificate, dated such
                  Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                           (ii) Opinion of Counsel for Company. The favorable
                  opinion, dated as of such Date of Delivery, of each of counsels listed in Section 5(b), each in form and substance satisfactory to counsel for the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(b) hereof.

                          (iii) Opinion of Counsel for Underwriters. The
                  favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters and Clifford Chance, special counsel to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(c) hereof.

                           (iv) Bring-down Comfort Letter. A letter from Ernst &
                  Young, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and with respect to the shares of Common Stock issuable upon conversion of the Securities, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities by the Company shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6.     Indemnification.

                  (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further that the Company will not be liable to any Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

                  (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls a Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Venture submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                  SECTION 9.     Termination of Agreement.

                  (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or the European Association of Securities Dealers Automated Quotation Market authority, Luxembourg Stock Exchange or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the principal amount of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the principal amount of Defaulted Securities exceeds 10% of the principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Underwriters or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, attention of Robert Kramer; notices to the Company shall be directed to it at 1751 Pinnacle Drive, North Tower - 12th Floor, McLean, VA 22102, attention of William H. Seippel.

                  SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                            Very truly yours,

                                           GLOBAL TELESYSTEMS GROUP, INC.


                                          By
                                             ---------------------------------
                                             Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By
  ------------------------------------------
             Authorized Signatory

                                   SCHEDULE A

                                                                   Principal
                                                                   Amount of
                                                                    Initial
Name of Underwriter                                                Securities
-------------------                                                -----------
Merrill Lynch, Pierce, Fenner &
    Smith Incorporated..........................................
Donaldson, Lufkin & Jenrette
    Securities Corporation......................................
Bear, Stearns & Co. Inc.........................................
Goldman, Sachs & Co.............................................
Total...........................................................  $350,000,000
                                                                  ============


                                  Schedule A-1

                                   SCHEDULE B


                         GLOBAL TELESYSTEMS GROUP, INC.

                                  $350,000,000

         [ ]% Convertible Subordinated Debentures due 2010


                  1. The initial public offering price of the Securities shall be [ ]% of the principal amount thereof, plus accrued interest, if any, from the date issuance.

                  2. The purchase price to be paid by the several Underwriters shall be [ ]% of the principal amount thereof.

                  3. The interest rate on the Securities shall be [ ]% per annum.

                  4. The Securities shall be convertible into shares of Common Stock, par value $.10 per share, of the Company at an initial conversion price of $[ ] per share.



                                  Schedule B-1